EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 7, 2024 (this “Amendment”), to the SUSTAINABILITY REVOLVING CREDIT AGREEMENT dated as of June 9, 2021 (as amended by the First Amendment dated as of October 12, 2022, the “Existing Credit Agreement” and as it may further be amended, modified and/or restated from time to time, including by this Amendment, the “Credit Agreement”) among DOMINION ENERGY, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”) and SUMITOMO MITSUI BANKING CORPORATION, a national banking association (“SMBC”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement;

WHEREAS, the parties have agreed to a one (1) year extension of the Maturity Date to the Existing Credit Agreement as set forth herein;

WHEREAS, the amendments contained herein require the consent of all Lenders directly affected thereby pursuant to Section 12.6(a) of the Existing Credit Agreement; and

WHEREAS, each of the Lenders party to the Existing Credit Agreement as of the date hereof are willing to consent to the requested extension and amendment as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

2. Amendments. Effective as of the Second Amendment Effective Date (as defined below), the Existing Credit Agreement, shall be amended as set forth below.

(i) The definition of the defined term “Maturity Date” set forth in Section 1.1 is deleted in its entirety and replaced with the following definition:

“Maturity Date” means June 9, 2025.

3. Conditions to Effectiveness. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “Second Amendment Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower and each of the Lenders party to the Credit Agreement as of the date hereof.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

(c) Administrative Agent Expenses. The Administrative Agent shall have been reimbursed for all reasonable and documented, invoiced out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable and documented, invoiced fees and disbursements of counsel for the Administrative Agent.

(d) Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Borrower dated as of the Second Amendment Effective Date, substantially in the form of Exhibit 6.1(c) of the Existing Credit Agreement, executed by the treasurer or any assistant treasurer and the secretary or any assistant secretary of the Borrower, and attaching (A) copy of the articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of Virginia and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Second Amendment Effective Date (or that there have been no amendments or other modifications to the articles of incorporation attached to the certificate delivered by the Borrower on the Closing Date pursuant to Section 6.1(b)(i) of the Existing Credit Agreement), (B) a copy of the bylaws of the Borrower certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Second Amendment Effective Date (or that there have been no amendments or other modifications to the bylaws attached to the certificate delivered by the Borrower on the Closing Date pursuant to Section 6.1(b)(ii) of the Existing Credit Agreement), (C) a copy of resolutions of the Board of Directors of the Borrower approving the transactions contemplated herein and in the other Credit Documents and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Second Amendment Effective Date, and (D) a copy of a certificate of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authority of Virginia.

(e) Know Your Customer and Beneficial Ownership. To the extent reasonably requested at least ten (10) Business Days prior to the Second Amendment Effective Date by the Administrative Agent or any Lender, the Administrative Agent shall have received, at least three (3) Business Days prior to the Second Amendment Effective Date, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to each Lender so requesting a Beneficial Ownership Certification in relation to the Borrower.

(f) Opinion of Counsel. The Administrative Agent shall have received an opinion, or opinions, satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Second Amendment Effective Date, from McGuireWoods LLP, legal counsel to the Borrower.

4. Miscellaneous.

(a) Representation and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(i) As of the Second Amendment Effective Date, and after giving effect to this Amendment, each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents is true and correct in all material respects as if made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date); provided, that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ii) No Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to this Amendment.

(iii) The Borrower (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment and to incur the obligations under the Credit Agreement and under the other Credit Documents as amended by this Amendment and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment.

(iv) This Amendment has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

(v) Neither the execution and delivery of this Amendment and the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate or conflict with any provision of its articles of incorporation and bylaws, (b) violate, contravene or materially conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to its properties.

(vi) As of the Second Amendment Effective Date, the ratio of (i) Total Funded Debt to (ii) Capitalization for the Borrower is less than or equal to 0.675 to 1.00 (on a consolidated basis).

(vii) As of the Second Amendment Effective Date, except as disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2023, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or a Material Subsidiary in which there is a reasonable expectation of an adverse decision which would have or would reasonably be expected to have a Material Adverse Effect.

(viii) As of the Second Amendment Effective Date, except as disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2023, the Borrower and each Material Subsidiary is in compliance with all laws, rules, regulations, orders and decrees applicable to it, or to its properties, unless such failure to comply would not have a Material Adverse Effect.

(b) Effect. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Documents shall remain unchanged and not waived and shall continue to be in full force and effect. This Amendment constitutes a Credit Document under the Credit Agreement. Upon the effectiveness of this Amendment: (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby, and (ii) each reference in the Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Credit Document or any of the rights, obligations or liabilities thereunder. Nothing contained in this Amendment shall prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document, or any other instrument or agreement referred to therein.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed counterparts by electronic means (including by e-mail with a “pdf” copy thereof attached thereto) shall be effective as an original and shall constitute a representation that an original will be delivered. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

(d) Severability. If any provision of any of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Amendment together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

(f) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower irrevocably consents to the service of process out of any competent court in any action or proceeding brought in connection with this Amendment by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 12.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law.

(g) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. ALL THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. ALL THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

DOMINION ENERGY, INC.

By:	/s/ David M. McFarland
Name:	David M. McFarland
Title:	Vice President – Investor Relations and Treasurer

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent

By:	/s/ Alkesh Nanavaty
Name:	Alkesh Nanavaty
Title:	Executive Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Alkesh Nanavaty
Name:	Alkesh Nanavaty
Title:	Executive Director

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Betty Chang
Name:	Betty Chang
Title:	Authorized Signatory

BANK OF MONTREAL, as a Lender

By:	/s/ Michael Cummings
Name:	Michael Cummings
Title:	Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Amit Vasani
Name:	Amit Vasani
Title:	Authorized Signatory

REGIONS BANK, as a Lender

By:	/s/ Daniel Capps
Name:	Daniel Capps
Title:	Director